Exhibit 99.1


        LNB Bancorp, Inc. Reports Compliance with Equity Grant Reporting

    LORAIN, Ohio--(BUSINESS WIRE)--Nov. 28, 2005--LNB Bancorp, Inc. (NASDAQ:LNBB), announced that it received notice from Nasdaq on November 23, 2005 that the Company had regained compliance with Nasdaq Marketplace Rules 4350(i)(1)(A)(iv) and 4310(c)(17)(A) concerning the disclosure of equity compensation inducement grants outside of shareholder-approved plans and the filing of notification forms with Nasdaq.

    About LNB Bancorp, Inc.

    LNB Bancorp, Inc. is an $812.4 million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc. and a 49-percent owned subsidiary, Charleston Title Agency, LLC. LNB Mortgage LLC and North Coast Community Development Corporation are wholly owned subsidiaries of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with a registered broker-dealer. For more information about LNB Bancorp, Inc. and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.


    CONTACT: For LNB Bancorp, Inc.
             W. John Fuller, 216-978-7643